UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2025

Summit Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000, Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 203-2034

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2025, Summit Therapeutics Inc. (the “Company”) entered into an amendment (the “Amendment”) to the distribution agreement with J.P. Morgan Securities LLC (“Sales Agent”), as sales agent, which amended that certain distribution agreement, dated May 13, 2024, by and between the Company and the Sales Agent (the “Original Distribution Agreement” and, as amended by the Amendment, the “Distribution Agreement”). Pursuant to the Amendment, the Original Distribution Agreement was amended to, among other things, increase the aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, from time to time, through the Sales Agent, by up to an additional $360,000,000.

At the time of the Original Distribution Agreement, the Company filed a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of shares of its common stock in an aggregate amount of up to $90.0 million (the “May 2024 Prospectus Supplement”), approximately $45.8 million of which remained available for sale by the Company thereunder as of August 11, 2025. In addition, on August 11, 2025, the Company filed a prospectus supplement with the SEC (the “August 2025 Prospectus Supplement”) in connection with the offer and sale of shares of its common stock in an aggregate amount of up to an additional $360,000,000 under the Distribution Agreement.

The Company is not obligated to sell any Shares under the Distribution Agreement. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Distribution Agreement, the Sales Agent may sell Shares in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including directly on the Nasdaq Global Market or into any other existing trading market for the Shares, or sales made to or through a market maker, in block transactions or by any other method permitted by law, including negotiated transactions. Sales may be made at market prices prevailing at the time of a sale or at prices related to prevailing market prices or at negotiated prices. The Company will pay the Sales Agent a commission of up to 3.0% of the gross sales price per share sold through it acting as Sales Agent. The Company has no obligation to sell any of the Shares under the Distribution Agreement and may at any time suspend solicitations and offers under the Distribution Agreement.

The issuance and sale, if any, of the Shares by the Company under the Distribution Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-277169) filed with the SEC on February 20, 2024, and declared effective as of February 27, 2024. In connection with the offer and sale of shares of its common stock pursuant to the Original Distribution Agreement and the Amendment, the Company filed the May 2024 Prospectus Supplement and the August 2025 Prospectus Supplement with the SEC on May 13, 2024 and August 11, 2025, respectively.

The foregoing description of the Original Distribution Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Distribution Agreement and the Amendment, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The legal opinion of Baker & Hostetler LLP, counsel to the Company, relating to the validity of the issuance and sale of the Shares being offered pursuant to the August 2025 Prospectus Supplement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Distribution Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Distribution Agreement, dated May 13, 2024, by and between Summit Therapeutics Inc. and J.P. Morgan Securities LLC

1.2	Amendment to Distribution Agreement, dated August 11, 2025, by and between Summit Therapeutics Inc. and J.P. Morgan Securities LLC

5.1	Opinion of Baker & Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: August 11, 2025	By:	/s/ Manmeet S. Soni
Chief Operating Officer, Chief Financial Officer and Director
(Principal Financial Officer)